Exhibit 16.1
September 27, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re:	BackWeb Technologies Ltd.
File No. 000-26241
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K/A of BackWeb Technologies Ltd. dated September 6, 2007, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP